Exhibit 2.1

EXECUTION VERSION

ASSET PURCHASE AND REORGANIZATION AGREEMENT

by and among

GUARDION HEALTH SCIENCES, INC.,

a Delaware corporation, and

VECTORVISION OCULAR HEALTH, INC.,

a Delaware corporation, or its designee on the one hand,

and

VECTORVISION, INC.,

an Ohio corporation

and its

SHAREHOLDERS,

on the other hand

dated as of

September 29, 2017

 -i-

 -ii-

 -iii-

ASSET PURCHASE AND REORGANIZATION AGREEMENT

This Asset Purchase and Reorganization Agreement (this “Agreement”), dated as of September 29, 2017, is entered into by and among Guardion Health Sciences, Inc., a Delaware corporation (“Guardion”), and its direct wholly-owned subsidiary VectorVision Ocular Health, Inc., a Delaware corporation, or such other subsidiary of Guardion as Guardion may designate, (“Buyer”), on the one hand, and VectorVision, Inc., an Ohio corporation (“Seller”), and David Evans (“Evans”) and Tamara Evans, the Shareholders of Seller (the “Shareholders” and together with Seller, the “Seller Parties”), on the other hand.

RECITALS

WHEREAS, Seller wishes to transfer and assign to Buyer, and Buyer wishes to acquire from Seller, substantially all the assets of Seller, on the terms and subject to the conditions set forth herein;

WHEREAS, the Parties intend that (i) the transactions contemplated by this Agreement will qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) and (i) the distribution described in Section 5.12 of this Agreement will meet the requirements of Section 368(a)(2)(G); and

WHEREAS, Guardion as the parent corporation of Buyer will benefit from the transactions contemplated hereby; and

WHEREAS, the Shareholders, as an indirect beneficiary of the transactions contemplated hereby by virtue of their ownership interests in Seller, wish to make certain representations in connection with such transactions, as specified herein, as inducements to Buyer to execute this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (initially capitalized terms used but not defined herein have the meanings given them in Appendix A hereto):

ARTICLE I
PURCHASE AND SALE

Section 1.1. Purchase and Sale of Assets. On the terms and subject to the conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Liens other than Permitted Liens, all of Seller’s assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets) (collectively, the “Purchased Assets”), including the following assets, properties and rights of Seller:

(a)          all cash and cash equivalents;

(b)          all accounts and notes receivable and any security, claim, remedy or other right related to any of the foregoing (“Accounts Receivable”);

(c)          all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories (“Inventory”);

(d)          all Intellectual Property assets;

(e)          all furniture, fixtures, equipment, machinery, tools, office equipment, supplies, computers, telephones and other tangible personal property (the “Tangible Personal Property”);

(f)          the Intellectual Property Agreements identified on Schedule 1.1(f) (the “Assigned IP Agreements”);

(g)          the Contracts identified on Schedule 1.1(g) (together with the Assigned IP Agreements, the “Assigned Contracts”);

(h)          all rights to any Actions of any nature available to or being pursued by Seller;

(i)          all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees; and

(j)          all goodwill and the going concern value of the Seller and the Business.

Section 1.2. Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets, properties and rights of Seller (collectively, the “Excluded Assets”):

(a)          all corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller;

(b)          all Contracts that are not Assigned Contracts;

(c)          all personnel records and other records that Seller is required by Law to retain in its possession (provided that, to the extent permitted by Law, Seller shall make copies thereof available to Buyer upon its request);

(d)          all claims for refund of Taxes, to the extent that such Taxes would be Excluded Liabilities if such Taxes were not refundable;

(e)          all Benefit Plans and assets attributable thereto, to the extent that any such plans exist;

(f)          the assets, properties and rights specifically set forth on Schedule 1.2(f); and

(g)          the rights which accrue or will accrue to Seller under the Transaction Documents.

Section 1.3. Assumed Liabilities. On the terms and subject to the conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge only the following Liabilities of Seller (collectively, the “Assumed Liabilities”):

(a)          all trade accounts payable of Seller to third parties in connection with the Business that remain unpaid and are not delinquent as of the Closing Date and that either are reflected on the Most Recent Balance Sheet or arose in the ordinary course of business consistent with past practice since the Most Recent Balance Sheet Date, including up to $15,000 due under MasterCard account ending in -4288 and up to $46,000 due under MasterCard account ending in -8904; but other than Shareholder loans, salaries, severance amounts, accrued vacation and other compensation and benefits payable or accrued through the Closing Date and other than Liabilities of the types identified on Schedule 1.3;

(b)          Seller’s Liability under the Bank One Loan, which shall not exceed Thirty-Five Thousand Dollars ($35,000); and

(c)          all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation prior to the Closing Date.

Section 1.4. Excluded Liabilities. Notwithstanding the provisions of Section 1.3 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”).

Section 1.5. Purchase Price. The aggregate purchase price for the Purchased Assets shall be Three Million Fifty Thousand (3,050,000) shares of the voting Common Stock of Guardion (the “Acquired Shares”) plus the assumption of the Assumed Liabilities (together with the Acquired Shares, the “Purchase Price”).

Section 1.6. Holdback. At the Closing, Buyer shall holdback Two Hundred Fifty Thousand (250,000) shares from the Acquired Shares (the “Holdback Shares”) as security for the satisfaction of the Seller Parties’ indemnification obligations hereunder and, sixty (60) days following the General Survival Period, shall deliver the Holdback Shares, or such portion thereof, if any, after any reduction to the Holdback Shares in accordance with the terms of this Agreement. It is the intention of the parties that the Holdback Shares comply with IRS Rev. Proc. 84-42 and shall be:

(a)          Duly authorized, validly issued, outstanding, fully-paid and non-assessable.

(b)          All dividends paid on behalf of the Acquired Shares will be distributed to Seller.

(c)          Seller shall retain all voting rights.

Section 1.7. Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

Section 1.8. Third Party Consents. To the extent that Seller’s rights under any Contract or Permit constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another Person which has not been obtained prior to the Closing, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by Law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for Buyer the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

ARTICLE II
CLOSING

Section 2.1. Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 333 S. Hope Street, 43rd Floor, Los Angeles, CA 90071, at 10:00 a.m., local time, on the third Business Day after all of the conditions to Closing set forth in Article VI are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date”. The Closing shall be deemed to occur at 11:59 p.m. local time on the Closing Date except as may otherwise be provided herein.

Section 2.2.          Closing Deliverables.

(a)          At the Closing, Seller shall deliver to Buyer the following:

(i)          a bill of sale in the form of Exhibit A duly executed by Seller;

(ii)         an assumption agreement in the form of Exhibit B (the “Assumption Agreement”), duly executed by Seller;

(iii)        assignment of Intellectual Property in the form of Exhibit C, duly executed by Seller and Evans;

(iv)         the Consulting Agreement, duly executed by Evans;

(v)          an employment and non-solicitation agreement in the form of Exhibit D, duly executed by Brian Wilson;

(vi)         the amendment to the Premises Lease for the premises known as 1850 Livingston Road, Suite E, Greenville, Ohio 45331 (the “Premises”), duly executed by DWT Evans LLC and Seller in the form of Exhibit E;

(vii)        certificates dated as of a date not earlier than the third (3rd) Business Day prior to the Closing as to the good standing of Seller and payment of all applicable state Taxes by Seller, executed by the appropriate officials of the State of Ohio;

(viii)      a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Code duly executed by Seller and such other clearance certificates or similar documents that may be required by any Governmental Authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price;

(ix)         a certificate of the Secretary or Assistant Secretary of Seller in the form of Exhibit F, duly executed by such person;

(x)          a stock power duly endorsed in blank by Seller for the Holdback Shares;

(xi)         the intellectual property purchase agreement dated as of even date herewith, duly executed by Evans; and

(xii)        such other documents as Buyer may reasonably request to give effect to this Agreement, duly executed by Seller.

(b)          At the Closing, Buyer or Guardion (as applicable) shall:

(i)          deliver the Assumption Agreement to Seller, duly executed by Buyer;

(ii)         issue certificates representing the Purchase Price and deliver said certificates, less the Holdback Shares, to Seller.

(iii)        deliver the Consulting Agreement, duly executed by Guardion; and

(iv)         the intellectual property purchase agreement dated as of even date herewith, duly executed by Guardion.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

Except as set forth in the correspondingly numbered Section of the Disclosure Schedule, (i) the Shareholders represent and warrant to Buyer that the statements contained in this Article III that relate to such Shareholders are true and correct as of the date hereof and will be true and correct as of Closing and (ii) Seller represents and warrants to Buyer that the statements contained in this Article III (other than those that relate to the Shareholders) are true and correct as of the date hereof and as of the Closing.

Section 3.1.          Organization and Qualification of Seller; Capitalization.

(a)          Seller is a corporation duly organized and validly existing under the Laws of the state of Ohio, is in good standing under the Laws of the state of Ohio (which is the only state where it is required to be qualified or licensed to do business) and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted.

(b)          The authorized capital stock of Seller consists of seven hundred fifty (750) shares of the capital stock of Seller, of which one hundred twenty-four (124) shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of Seller have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record as follows: Tamara Evans ninety six (96) shares and David Evans twenty eight (28) shares. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could or would require Seller to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights granted by Seller. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Seller to which Seller or the Shareholders are a party.

Section 3.2. Authority of Seller Parties. Each Seller Party has full power and authority to enter into this Agreement and the other Transaction Documents to which such Seller Party is a party, to carry out its or his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Seller Party of this Agreement and any other Transaction Document to which such Seller Party is a party, the performance by such Seller Party of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Seller Party (including approval of this Agreement and the transactions contemplated hereby by the Shareholders, in his capacity as Shareholders of Seller). This Agreement has been duly executed and delivered by each Seller Party, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms. When each other Transaction Document to which a Seller Party is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Seller enforceable against it in accordance with its terms.

Section 3.3. No Conflicts. The execution, delivery and performance by each Seller Party of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of such Seller Party (if an entity); (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Seller Party; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel or obtain any rights under any material Contract to which such Seller Party is a party; or (d) result in the creation or imposition of any Lien on the Purchased Assets.

Section 3.4. Financial Statements. Seller has delivered to Buyer copies of (a) Seller’s balance sheets dated as of December 31, 2016 and December 31, 2015 and the related statements of operations, shareholders’ equity and cash flows for each of the years then ended, including the notes thereto, if any (collectively, the “Year-End Financial Statements”) and (b) Seller’s balance sheet (the “Most Recent Balance Sheet”) dated as of June 30, 2017 (the “Most Recent Balance Sheet Date”) and the related statements of operations, shareholders’ equity and cash flows for the six-month period ended on the Most Recent Balance Sheet Date (together with the Most Recent Balance Sheet Date, the “Most Recent Financial Statements”; together with the Year-End Financial Statements, the “Financial Statements”). Except as indicated in the Financial Statements (including any notes thereto, if any), the Financial Statements (including the notes thereto, if any) have been consistently prepared and fairly present the results of the consolidated operations and changes in shareholder’s equity and financial position of Seller for the respective fiscal periods or as of the respective dates therein set forth.

Section 3.5. Undisclosed Liabilities; Solvency. To Seller’s Knowledge, Seller has no Liabilities with respect to the Business, except (a) those which are adequately reflected or reserved against on the Most Recent Balance Sheet, (b) those which have been incurred in the ordinary course of business consistent with past practice since the Most Recent Balance Sheet Date and (c) executory obligations under Contracts. Section 3.5 of the Disclosure Schedule sets forth each item of Seller Indebtedness as of the date hereof (including the holder of the Indebtedness and the amount thereof). Seller is not now insolvent and will not be rendered insolvent by any of the transactions contemplated hereby. As used herein, “insolvent” means that the sum of the debts and other probable Liabilities of Seller exceeds the present fair saleable value of Seller’s assets.

Section 3.6. Absence of Certain Changes. Since the Most Recent Balance Sheet Date, Seller has operated in the ordinary course of business consistent with past practice, there has not been any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and Seller not taken any actions which, had such actions occurred after the date of this Agreement, would have breached any of the covenants set forth in Section 5.1.

Section 3.7. Material Contracts. Section 3.7 of the Disclosure Schedule sets forth a list of each of the written, and a description of the material terms of each of the oral, Contracts to which Seller is a party and which is material to the Business (the “Material Contracts”). Each of the Material Contracts is in full force and effect and constitutes a legal, valid and binding obligation of Seller and, to Seller’s Knowledge, of the parties thereto, enforceable in accordance with its terms. There is no default under or breach of any Material Contract by Seller, and, to Seller’s Knowledge, no other party to any such Material Contract is in breach thereof or default thereunder. No party to any such Material Contract has given notice to Seller of, or made a claim against Seller with respect to, any breach or default thereunder, and, to Seller’s Knowledge, no party has threatened to do so.

Section 3.8. No Subsidiaries or Joint Ventures. Seller does not control or have any equity participation or similar interest in any corporation, association, or other business entity nor is it a participant in any joint venture, partnership, or similar arrangement. There are no contractual obligations of Seller to provide funds to, or make any investment in, any other Person.

Section 3.9. Title, Condition and Sufficient of Assets. Seller is the lawful owner of each of the Purchased Assets and has good and valid title to all of the Purchased Assets, free and clear of Liens except for the Permitted Liens. The Tangible Personal Property is in good operating condition and repair and adequate for the uses to which they are being put, and not in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted. The Excluded Assets are not material, individually or in the aggregate, to the Business.

Section 3.10. Real Property. Seller does not own and has never owned any real property. Seller has a valid leasehold interest in the Premises. The Premises Lease is not subject to any prime, ground or master lease, mortgage, deed of trust or other Lien or interest which would entitle the interest holder to interfere with or disturb the tenant’s rights under the Premises Lease in any material respect. Other than Seller, there are no parties in possession or parties having any rights to occupy any portion of the Premises. The Premises are adequate for the conduct of the Business as currently conducted.

Section 3.11. Intellectual Property.

(a)          Section 3.11(a) of the Disclosure Schedule lists all (i) Intellectual Property Registrations and (ii) Intellectual Property Assets, including software, that are not registered but that are material to the operation of the Business. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing.

(b)          Section 3.11(b) of the Disclosure Schedule lists all Intellectual Property Agreements. Each Intellectual Property Agreement is valid and binding on Seller in accordance with its terms and is in full force and effect. Neither Seller, Shareholders nor, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of breach or default of or any intention to terminate, any Intellectual Property Agreement. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Intellectual Property Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

(c)          Seller and/or Evans are the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owners of all right, title and interest in and to the Intellectual Property Assets. Seller and Evans represent and warrant that the Intellectual Property Assets disclosed in Section 3.11(a)(ii) of the Disclosure Schedule are original works of authorship by Seller and/or Evans and are not copied from any other Person.

(d)          The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Buyer’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Business as currently conducted.

(e)          Seller’s and Evan’s rights in the Intellectual Property Assets are valid, subsisting and enforceable. Seller and Evans have taken all reasonable steps to maintain the Intellectual Property Assets and to protect and preserve the confidentiality of all trade secrets included therein. To Seller’s Knowledge, no Authorized Persons have infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Intellectual Property used to create or produce the Intellectual Property Assets disclosed in Section 3.11(a)(ii) of the Disclosure.

(f)          The conduct of the Business as currently and formerly conducted, and the Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements as currently or formerly owned, licensed or used by Seller or Evans, have not infringed, misappropriated, diluted or otherwise violated, and have not, do not and will not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. To Seller’s Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Intellectual Property Assets.

(g)          There are no Actions (including any oppositions, interferences or re- examinations) settled, pending or, to Seller’s Knowledge, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by Seller or Evans in connection with the Business; (ii) challenging the validity, enforceability, registrability or ownership of any Intellectual Property Assets or Seller’s or Evan’s rights with respect to any Intellectual Property Assets; or (iii) by Seller, Evans or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of any Intellectual Property Assets. Seller or Evans is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Intellectual Property Assets.

Section 3.12. Inventory. Inventory consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. Inventory is owned by Seller free and clear of all Liens, and no Inventory is held on a consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of Seller.

Section 3.13. Accounts Receivable. The Accounts Receivable reflected on the Most Recent Balance Sheet and the Accounts Receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by Seller involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of Seller; and (c) to Seller’s knowledge are not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice.

Section 3.14. Suppliers and Customers.

(a)          In the past two years, no supplier of Seller has canceled or, to Seller’s Knowledge, threatened to cancel, any Contract with Seller or to not provide, products, supplies, or services to Seller. Seller’s relationship with its suppliers is satisfactory. To Seller’s Knowledge, none of its suppliers is unable to supply the products or services supplied by them to Seller in order to meet the specifications provided with respect thereto. To Seller’s Knowledge, none of Seller’s suppliers intends to cease or materially diminish or raise prices for its supply of goods or services to Seller at any time in the foreseeable future.

(b)          In the past two years, no customer of Seller has canceled any Contract with Seller and to Seller’s Knowledge, there has been no threat by any customer to cancel any order for (or to not exercise any option for) products, supplies or services from Seller at any time in the past two years. Seller’s relationship with its customers is good. To Seller’s Knowledge, none of Seller’s customers intends to cease or materially diminish its purchase of goods or services from Seller at any time in the foreseeable future.

Section 3.15. Insurance. Section 3.15 of the Disclosure Schedule sets forth (a) a true and complete list of all current policies of insurance maintained by Seller (the “Insurance Policies”) and (b) a list of all pending claims and the claims history for Seller. There are no claims related to the Business, the Purchased Assets or the Assumed Liabilities pending under any such insurance policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Seller has not received any notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such insurance policies. All premiums due on such Insurance Policies have either been paid or, if not yet due, accrued.

Section 3.16. Legal Proceedings; Governmental Orders. There are no Actions pending or, to Seller’s or Shareholders’ Knowledge, threatened by or against Seller or the Shareholders with respect to any of the Purchased Assets. No event has occurred or circumstances exist that, to Seller’s or Shareholders’ Knowledge, may give rise to, or serve as a basis for, any such Action. There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting Seller or the Shareholders.

Section 3.17. Compliance With Laws; Permits. Seller has complied, and is now complying, in all material respects with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets. All Permits required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller and are valid and in full force and effect.

Section 3.18. Product Warranties and Liabilities. Section 3.18 of the Disclosure Schedule lists all forms of warranties, savings guaranties and other guaranties or assurances of products and services that are in effect or proposed to be used by Seller. Section 3.18 of the Disclosure Schedule sets forth a description of each pending or, to the Knowledge of Seller, threatened Action under any warranty or guaranty against Seller. Seller has not incurred, nor, to the Knowledge of Seller, is there any basis for alleging, any Losses as a result of any material defect or other material deficiency with respect to any product sold or services rendered by or on behalf of Seller that has had or, insofar as can be reasonably foreseen, could have an adverse effect on the Business.

Section 3.19. Environmental. Seller has at all times been in compliance with all Environmental Laws. Seller has not received notice of actual or threatened liability under any Environmental Laws from any Governmental Authority or any third party and, to Seller’s Knowledge, there are no facts or circumstances which could form the basis for the assertion of any claim against Seller under any Environmental Laws.

Section 3.20. Employment Matters.

(a)          Section 3.20(a) of the Disclosure Schedule contains a list of all persons who are employees, independent contractors or consultants of Seller as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. There are no outstanding agreements, understandings or commitments of Seller with respect to any compensation, commissions or bonuses.

(b)          Seller is not, and has never been, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been, any Union representing or purporting to represent any employee of Seller, and, to Seller’s Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining.

(c)          Seller is and has been in compliance in all material respects with all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by Seller as consultants or independent contractors of the Business are properly treated as independent contractors under all applicable Laws. All employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. There are no Actions against Seller pending, or to Seller’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of the Business, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours or any other employment related matter arising under applicable Laws.

Section 3.21. Taxes.

(a)          (A) All Tax Returns that are required to be filed on or before the Closing Date (taking into account any extensions of time within which to file that have not expired) by or with respect to the Seller have been or will be timely filed on or before the Closing Date, (B) all such Tax Returns are or will be true, correct and complete in all material respects, (C) all Taxes due and payable by or with respect to the Seller (whether or not shown as due on any Tax Return) have been timely paid in full, (D) the unpaid Taxes of the Seller did not, as of the date of the Most Recent Financial Statements exceed the reserve for Tax liability set forth on the face of such financial statements and will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller Group in filing its Tax Returns, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no statutes of limitation with respect to any Taxes of the Seller have been waived or extended by or on behalf of the Seller.

(b)          The Seller has made available to Guardion (A) true and correct copies of the U.S. federal, state, local and foreign income Tax Returns filed by or on behalf of the Seller for each of the two most recent fiscal years for which such returns have been filed and (B) any audit report issued within the last three years relating to Taxes due from or with respect to the Seller or its income, assets or operations. Section 3.21(b) of the Disclosure Schedule sets forth any income or franchise Tax Returns filed by or on behalf of the Seller that have been examined by any taxing authority since January 1, 2013.

(c)          To Seller’s knowledge, there are no audits or investigations by any taxing authority or proceedings in progress with respect to the Seller. The Seller has not received any notice from any taxing authority that it intends to conduct such an audit or investigation.

(d)          No claim has been made in writing during the past five (5) years by a taxing authority in a jurisdiction where the Seller does not already file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction.

(e)          The Seller has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the withholding and payment of Taxes.

(f)          The Seller does not have a permanent establishment in any country other than the United States under any applicable Tax treaty between the United States and such other country and is not subject to income Tax in any country other than the United States.

(g)          There are no Liens or other encumbrances on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

(h)          No closing agreements, extensions of time within which to file any Tax Return, private letter rulings (or comparable rulings), technical advice memoranda or similar agreements or rulings have been entered into, requested of or issued by any taxing authority with respect to the Seller.

(i)          The Seller has been at all times since January 1, 1988 an "S corporation" within the meaning of Sections 1361 and 1362 of the Code. Buyer will not be liable for any Tax under Section 1374 of the Code (or any corresponding provision of state, local or foreign Law) in connection with the transactions contemplated under this Agreement.

(j)          No member of the Seller has been, in the past five (5) years, a party to a transaction reported or intended to qualify as a reorganization under Section 368 of the Code. No member of the Seller has been a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares that was reported or otherwise constituted a distribution of shares under Section 355 of the Code in the two (2) years prior to the date of this Agreement or that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Transaction contemplated by this Agreement.

(k)          The transactions contemplated by this Agreement are not subject to withholding under Section 1445 of the Code, and no stock transfer Taxes, sales Taxes, use Taxes or real estate transfer or gains Taxes will be imposed on the transaction contemplated by this Agreement.

(l)          The Seller will not be required to include any material item of income in, or exclude any material item of deduction from its taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following that occurred or exists on or prior to the Closing Date: (A) a "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of the Code or of the Tax laws of any state or locality), (B) an installment sale or open transaction, (C) a prepaid amount, or (D) change in the accounting method of Seller pursuant to Section 481 of the Code (or any corresponding or similar provision of the Code or of the Tax laws of any state or locality).

(m)          The Seller is not a party to any Tax sharing, Tax allocation or similar agreement or arrangement (whether or not written) with any Person.

(n)          The Seller has not (A) consummated or participated in, and is not currently participating in, any transaction which was or is a "tax shelter" transaction as defined in Section 6662, 6011, 6111 or 6112 of the Code, applicable regulations thereunder or other related published guidance from the IRS or (B) engaged in any transaction that could give rise to (1) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (2) a list maintenance obligation with respect to any person under Section 6112 of the Code or the regulations thereunder, or (3) a disclosure obligation as a "reportable transaction" under Section 6011 of the Code or the regulations thereunder.

(o)          No power of attorney granted by the Seller relating to Taxes is currently in force.

(p)          The Seller has not been a member of a consolidated, combined, unitary or affiliated group or has any liability for Taxes of any Person under Section 1.1502-6 of the regulations of the U.S. Treasury ("Treasury Regulations") or any similar provision of state, local, or foreign law, or as a transferee or successor, by contract, or otherwise.

(q)          No property owned by the Seller (A) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (B) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (C) is "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code.

(r)          The Seller Group is not required to include in income any amount for an adjustment pursuant to (A) election by the Seller under Section 108(i) of the Code or the Treasury Regulations thereunder or (B) any other election, action, or agreement by the Seller Group that would have the effect of deferring any liability for Taxes of the Seller Group.

Section 3.22. Benefit Plans. Section 3.22 of the Disclosure Schedule contains a true and complete list of each Benefit Plan. Each Benefit Plan has been established, administered and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA and the Code). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified and has received a favorable and current determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. Neither Seller nor any of its ERISA Affiliates has (a) incurred or reasonably expects to incur, either directly or indirectly, any material Liability under Title I or Title IV of ERISA or related provisions of the Code or foreign Law relating to employee benefit plans; (b) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; (c) withdrawn from any Benefit Plan that is a “multiemployer plan” within the meaning of Section 3(37) of ERISA; or (d) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA.

Section 3.23. Transactions with Affiliates; Capitalization. Section 3.23 of the Disclosure Schedule sets forth a list of all business relationships and transactions between Seller and any of the Affiliates, officers, directors, or shareholders thereof or any of such officer’s, director’s, or Shareholders’ Affiliates, in each case currently in existence or that existed within the prior two years. No such Person is engaged in competition with Seller nor does Seller or any such person have an interest in any customer, supplier or other business relation of Seller. Section 3.23 of the Disclosure Schedule also sets forth the capitalization of Seller, including the percentage of the outstanding common stock of the Seller on a fully-diluted basis owned by each Shareholders.

Section 3.24. Documents. Seller has provided Buyer with true, correct and complete copies of all documents listed or described in this Article III or in the Disclosure Schedule.

Section 3.25. Investment Representations by Seller and Shareholders.

(a)          The Seller and the Shareholders are acquiring the Acquired Shares for their own account and not with a view to distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”);

(b)          The Seller and the Shareholders are each an “accredited investor” within the meaning set forth in Regulation D promulgated under the Securities Act;

(c)          The Seller and the Shareholders either (x) have a pre-existing relationship with Guardion or one or more of its officers, managers or controlling persons; or (y) are capable of evaluating the risks and merits of an investment in the interests in Guardion and of protecting their own interests in connection with this investment;

(d)          The Seller and the Shareholders have not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the issuance of the Acquired Shares of Guardion;

(e)          The Seller and the Shareholders acknowledge that (v) the Acquired Shares have not been registered under the Securities Act or any applicable state securities laws; (w) neither Guardion nor the board of directors of Guardion is under any obligation to register or qualify the interests in Guardion under the Securities Act or under any state securities law, or to assist the Seller or Shareholders in complying with any exemption from registration and qualification; (x) any investment in the interests in Guardion is a speculative investment which involves a substantial degree of risk of loss of such their entire investment in Guardion; (y) they each understand and take full cognizance of the risk factors related to the interests in Guardion; and (z)          that it may not be possible to liquidate an investment in Guardion; and

(f)          Without limiting the representations set forth above, the Seller and the Shareholders will not make any disposition of all or any part of their interests in Guardion in a manner that will result in the violation by either the Seller or the Shareholders or Guardion of the Securities Act or any other applicable securities laws.

(g)          The Seller and Shareholders acknowledge that the Acquired Shares will bear one or all of the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT OR QUALIFICATION IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND STATE BLUE SKY LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GUARDION HEALTH SCIENCES, INC. THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

“SALE, TRANSFER, PLEDGE, ENCUMBRANCE, HYPOTHECATION, OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF AN ASSET PURCHASE AND REORGANIZATION AGREEMENT AMONG THE SHAREHOLDERS AND THE COMPANY DATED AS OF SEPTEMBER , 2017. ALL PROVISIONS OF THE AGREEMENT ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE. A COPY OF THE AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

Section 3.26. No Broker. No broker, finder or similar agent has been employed by or on behalf of the Seller or the Shareholders in connection with this Agreement or the transactions contemplated hereby, and the Seller and the Shareholders have not entered into any agreement, arrangement or understanding of any kind with any Person for the payment of any brokerage commission, finder’s fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARDION

Section 4.1. Representations of Buyer. Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof and will be true and correct as of the Closing.

(a)          Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the other parties) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

(b)          No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party.

(c)          Legal Proceedings; Governmental Orders. There are no Actions pending or, to Buyer's Knowledge, threatened by or against Buyer with respect to any of its assets that are likely to have a Material Adverse Effect on Buyer.

(d)          Compliance with Laws. Buyer has complied, will comply, in all material respects with all Laws applicable to the conduct of the Business as currently conducted except where the failure to so comply will not have a Material Adverse Effect on Buyer.

Section 4.2. Representations of Guardion Guardion represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof and will be true and correct as of the Closing.

(a)          Organization and Authority of Guardion. Guardion is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Guardion has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Guardion is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Guardion of this Agreement and any other Transaction Document to which Guardion is a party, the performance by Guardion of its obligations hereunder and thereunder and the consummation by Guardion of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Guardion. This Agreement has been duly executed and delivered by Guardion, and (assuming due authorization, execution and delivery by the other parties) this Agreement constitutes a legal, valid and binding obligation of Guardion enforceable against Guardion in accordance with its terms. When each other Transaction Document to which Guardion is or will be a party has been duly executed and delivered by Guardion (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Guardion enforceable against it in accordance with its terms.

(b)          No Conflicts. The execution, delivery and performance by Guardion of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Guardion; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Guardion; or (c) require the consent, notice or other action by any Person under any Contract to which Guardion is a party.

(c)          Interests Duly Authorized. All of the Acquired Shares to be issued to Seller pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and shall be free and clear of all Liens.

(d)          No General Solicitation. Guardion has not conducted any general solicitation or general advertisement in connection with the contribution or an investment in Guardion by any Person.

(e)          Legal Proceedings; Governmental Orders. There are no Actions pending or, to Guardion’s Knowledge, threatened by or against Guardion with respect to any of its assets that are likely to have a Material Adverse Effect on Guardion.

(f)          Compliance with Laws. Guardion has complied, will comply, in all material respects with all Laws applicable to the conduct of the Business as currently conducted except where the failure to so comply will not have a Material Adverse Effect on Guardion.

ARTICLE V
COVENANTS

Section 5.1. Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall (x) conduct the Business in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, licensors, licensees and others having relationships with the Business. Without limiting the foregoing, from the date hereof until the Closing Date, Seller shall not

(a)          sell, transfer, pledge otherwise create any Lien or otherwise dispose of any assets other than the sale of Inventory in the ordinary course of business;

(b)          acquire assets (other than purchases of supplies in the ordinary course of business);

(c)          incur, create, assume or otherwise become liable for any Liability other than in the ordinary course of business;

(d)          amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract or permit, other than in the ordinary course of business;

(e)          enter into any Contract that would constitute a Material Contract;

(f)          accelerate collection of Accounts Receivable, delay payment of accounts payable, or change cash balances from the collection, payment, and cash management policies of Seller;

(g)          forgive or cancel any other debt or claim, or voluntarily waive any material right;

(h)          introduce any material change with respect to the Business;

(i)          take any action that would result in any of the representations and warranties set forth in Article III becoming untrue in any material respect;

(j)          make or change any Tax election or method of Tax accounting, settle or otherwise finally resolve any dispute or proceeding with respect to Taxes; file any amended Tax return with respect to a material amount of Taxes;

(k)          take any action that would result in a Material Adverse Effect; or

(l)          agree to or otherwise take any of the foregoing actions.

Section 5.2. Access to Information. From the date hereof until the Closing, Seller shall afford Buyer and its Representatives reasonable access to and the right to inspect all of the properties, assets, premises, and other documents and data related to the Business.

Section 5.3. Notice of Certain Events. From the date hereof until the Closing, Seller shall promptly notify Buyer in writing of any fact, circumstance, event or action the existence, occurrence or taking of which (a) has resulted in, or could reasonably be expected to result in, any representation or warranty made by a Seller Party hereunder not being true and correct or (b) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 6.1 to be satisfied. Buyer’s receipt of information pursuant to this Section 5.3 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedule.

Section 5.4. Employees. Buyer may at its option offer employment to such number of Seller’s employees as Buyer determines and, without limiting the foregoing, may condition each such offer on the employee successfully passing customary background checks requested by Buyer and having in place all certifications, clearances, and authorizations, including any necessary foreign worker or immigration documentation, required to perform the duties of the specified position. Buyer shall set the initial terms and conditions of such employment. Seller shall allow Buyer to communicate with the employees at any time after the date hereof to determine whether such employment offers will be made and, subject to applicable Laws, Buyer will upon request have reasonable access to the personnel records (including performance appraisals, disciplinary actions, grievances and medical records) of Seller for the purpose of preparing for and conducting employment interviews with the employees. Prior to the Closing Date, Buyer shall negotiate and communicate directly with Seller’s employees and shall deliver to Seller a list of those employees who have accepted Buyer’s offer of employment (“Transferred Employees”). On the Closing Date, Seller shall terminate the Transferred Employees and pay them all salaries, severance amounts, accrued vacation and other compensation and benefits payable or accrued through the Closing Date.

Section 5.5. Confidentiality. From and after the Closing, each Seller Party shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that such Seller Party can show that such information (a) is generally available to and known by the public through no fault of such Seller Party, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by such Seller Party, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If a Seller Party or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Seller Party shall promptly notify Buyer in writing and shall disclose only that portion of such information which such Seller Party is advised by its counsel in writing is legally required to be disclosed, provided that such Seller Party shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.6.          Non-Competition Agreements.

(a)          Seller Noncompete. Seller agrees that for a period of five (5) years following the Closing Date, it shall not:

(i)          directly or indirectly, as owner, employer, creditor or otherwise, engage in any aspect of the Business in the United State of America (the “Territory”);

(ii)         directly or indirectly, solicit, divert, take away, or attempt to solicit, divert or take away, any of the customers of Buyer or Guardion, or the business or patronage of any such customers, either for itself or on behalf of any other Person within Buyer's market or Guardion's market; and

(iii)        directly or indirectly facilitate, encourage, or participate in any way in the solicitation or recruitment of any employee of Buyer or Guardion either for itself or on behalf of any other Person.

(b)          Shareholders’ Noncompete. Except as otherwise set forth in Section 3.23 of the Disclosure Schedules, Shareholders will not during the term of the Consulting Agreement and for a period of at least two (2) years following expiration of the term of the Consulting Agreement, but in any case not less than five (5) years from the Closing Date:

(i)          directly or indirectly, as owner, employer, creditor or otherwise, engage in any aspect of the Business in the Territory;

(ii)         directly or indirectly, solicit, divert, take away, or attempt to solicit, divert or take away, any of the customers of Buyer or Guardion, or the business or patronage of any such customers, either for himself or on behalf of any other Person within Buyer's market or Guardion's market; and

(iii)        directly or indirectly facilitate, encourage, or participate in any way in the solicitation or recruitment of any employee of Buyer or Guardion either for himself or on behalf of any other Person.

The noncompetition agreement of Shareholders set forth in this Section 5.6 is in addition to the Consulting Agreement to be delivered by David Evans at the Closing.

(c)          Reasonableness of Restrictions. Shareholders and Seller acknowledge that compliance with the provisions of this Section 5.6 is reasonable and necessary to protect the value of the Purchased Assets and Buyer's and its Affiliates' legitimate business interests.

(d)          Irreparable Harm and Injunctive Relief. Shareholders and Seller acknowledge that a breach of their obligations under this Section 5.6 will result in great, irreparable and continuing harm and damage to Buyer and Guardion for which there is no adequate remedy at law. Shareholders and Seller agree that in the event Shareholders or Seller breaches this Agreement, Buyer and Guardion shall be entitled to seek, from any court of competent jurisdiction, preliminary and permanent injunctive relief to enforce the terms of this Agreement, in addition to any and all monetary damages allowed by law, against Shareholders and Seller.

(e)          Extension of Covenants. In the event Shareholders or Seller violates any one or more of the covenants contained in this Section 5.6, the term of each such covenant so violated shall be automatically extended for a period equal to the period during which Shareholders or Seller is in violation of such covenants.

(f)          Judicial Modification. The non-competition provisions of this Agreement shall be deemed to consist of a series of separate covenants, one for each line of business carried on by Buyer (and its Affiliates, as applicable) and each county included within the Territory. The parties expressly agree that the character, duration and geographical scope of such provisions are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. The parties have attempted to limit Seller's and Shareholders' right to compete only to the extent necessary to protect the value of the Purchased Assets and Buyer's and its Affiliates goodwill and business interests related thereto. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that a court having jurisdiction over the enforcement of this Agreement shall exercise its power and authority to reform the covenants under this Section 5.6 to the extent necessary to cause the limitations contained therein as to time, geographic area and scope of activity to be restrained to be reasonable and to impose a restraint that is not greater than necessary to protect the value of the Purchased Assets and Buyer's and its Affiliates goodwill and business interests related thereto.

Section 5.7. Efforts to Close. From the date hereof until the Closing, each party shall use reasonable commercial efforts to take such actions as are necessary to expeditiously consummate the transactions contemplated hereby.

Section 5.8. Announcements. Unless otherwise required by applicable Law prior to the Closing no party and following the Closing no Seller Party shall, nor shall it permit any Affiliate thereof to, make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media or to any Person (other than its Affiliates and advisors) without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed); provides, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement, for the Buyer to operate the Business or for either Party or its Affiliates to comply with Securities and Exchange Commission disclosure and/or filing obligations or the rules and regulations of any stock exchange or national market system.

Section 5.9. Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

Section 5.10. Mail; Receivables. Seller hereby irrevocably authorizes Buyer from and after the Closing to receive and open all mail and other communications received by Buyer and relating to the Business or the Purchased Assets and addressed or directed to Seller and to act with respect to such communications in such manner as Buyer may elect, and to endorse and cash any checks or instruments payable or endorsed to Seller or its order which are received by Buyer and which are not Excluded Assets. From and after the Closing, if Seller or any of its Affiliates receives or collects any funds relating to any Accounts Receivable or any other Purchased Asset, Seller shall remit such funds to Buyer within five Business Days after its receipt thereof.

Section 5.11. Tax Treatment. The Transactions contemplated by this Agreement are intended to qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Code and this Agreement is hereby adopted as a “plan of reorganization” within the meaning of the Treasury Regulations promulgated under Section 368 of the Code. Until the Closing, each party to this Agreement shall use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to so qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action not to be taken, which action or failure to act could prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a).

Section 5.12. Distribution. As a part of the plan of reorganization described in Section 5.11, on the Closing Date (or promptly after receipt thereof), the Company shall distribute to its Shareholders in liquidation all of the Common Stock received pursuant to this Agreement and all its other assets and liabilities.

Section 5.13. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid equally by Seller and Buyer when due. The party responsible under applicable law shall file any applicable transfer tax, with the cooperation and reasonable assistance of the other party.

Section 5.14. Name Change. Within ten (10) days following the Closing, Seller shall change its corporate name to one which does not include or bear any likeness to “VectorVision”, and shall deliver to Buyer evidence of the same.

Section 5.15. Payment of Excluded Liabilities. Seller shall pay all Excluded Liabilities when they become due. If any Excluded Liabilities are not so paid, or if Buyer reasonably determines that failure to make any payments would impair Buyer’s use or enjoyment of the Purchased Assets or conduct of the Business, then Buyer may, at any time after the Closing Date, elect to make such payments directly (but shall have no obligation to do so) and obtain indemnification hereunder.

Section 5.16. Insurance Proceeds. Seller shall, to the extent assignable, assign to Buyer any proceeds of Seller’s third party insurance policies to the extent related to any Purchased Assets or Assumed Liabilities. Seller agrees to use reasonable efforts to obtain any necessary consents or approvals of any insurance company or other third party relating to any such assignment. If such proceeds are not assignable, Seller agrees to pay any such proceeds received by either it or any of its members or other Affiliates to Buyer promptly upon the receipt thereof.

Section 5.17. Board Seat. Guardion shall appoint David Evans to the Board to serve until the next annual meeting of the shareholders of Guardion.

Section 5.18. Piggyback Registration Rights.

(a)          Company Registration. If Guardion shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than Guardion’s first Qualified Public Offering, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, Guardion will:

(i)          give written notice of the proposed registration to Seller and the Shareholders; and

(ii)         use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 5.18(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by Seller or the Shareholders received by Guardion within ten (10) days after such written notice from Guardion is mailed or delivered. Such written request may specify all or a part of the Registrable Securities.

(b)          Underwriting. If the registration of which Guardion gives notice is for a registered public offering involving an underwriting, Guardion shall so advise Seller and the Shareholders as a part of the written notice given pursuant to Section 5.18(a)(i). In such event, the right of Seller and the Shareholders to registration pursuant to this Section 5.18(b) shall be conditioned upon Seller and the Shareholders’ participation in such underwriting and the inclusion of Seller and the Shareholders’ Registrable Securities in the underwriting to the extent provided herein. Seller and the Shareholders’ proposing to distribute their securities through such underwriting shall (together with Guardion, and any Other Selling Stockholders with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by Guardion.

Notwithstanding any other provision of this Section 5.18(b), if the underwriters advise Guardion in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting. Guardion shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to Guardion for securities being sold for its own account, (ii) second, to the Seller and Shareholders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by Seller, the Shareholders, and any Other Selling Stockholders.

If Seller or the Shareholders have requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, Seller and the Shareholders shall be excluded therefrom by written notice from Guardion or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration.

(c)          Right to Terminate Registration. Guardion shall have the right to terminate or withdraw any registration initiated by it under this Section 5.18(c) prior to the effectiveness of such registration whether or not Seller and the Shareholders have elected to include securities in such registration, provided that Guardion shall promptly notify Seller and the Shareholders of such termination or withdrawal. The expenses of such withdrawn registration shall be borne by Guardion in accordance with Section 5.18(c) hereof.

(d)          Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Section 5.18 shall be borne by Guardion. All Selling Expenses relating to securities registered on behalf of Seller shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

(e)          Indemnification. To the extent permitted by law, Seller and the Shareholders will, if Registrable Securities held by Seller and the Shareholders are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless Guardion, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of Guardion’s securities covered by such a registration statement, each person who controls Guardion or such underwriter within the meaning of Section 15 of the Securities Act, and each of their officers, directors and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Guardion and its directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Guardion by Seller and the Shareholders and stated to be specifically for use therein; provided, however, that the obligations of Seller and the Shareholders hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of Seller and the Shareholders (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 5.18(e) exceed the net proceeds from the offering received by Seller and the Shareholders, except in the case of fraud or willful misconduct by Seller and the Shareholders.

(f)          Information by Seller and Shareholders. Seller and the Shareholders shall furnish to Guardion such information regarding Seller and the Shareholders and the distribution proposed by Seller and the Shareholders as Guardion may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 5.18(f).

(g)          Delay of Registration. Seller and the Shareholders shall not have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.18(g).

(h)          Transfer or Assignment of Registration Rights. The rights to cause Guardion to register securities granted to Seller and the Shareholders by Guardion under this Section 5.18(h) may not be transferred or assigned by Seller or the Shareholders.

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.1. Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)          The representations and warranties of the Seller Parties contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(b)          Each Seller Party shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)          All approvals, consents, waivers and Permits that are listed on Schedule 6.1(c) shall have been received.

(d)          From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(e)          Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 2.2(a).

(f)          Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 6.1(a) and Section 6.1(b) have been satisfied.

Section 6.2. Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)          The representations and warranties of Buyer contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(b)          Buyer and Guardion shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)          Seller shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of Buyer and Guardion, that each of the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

(d)          Buyer and Guardion shall have delivered to Seller duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 2.2(b) applicable to each.

ARTICLE VII
INDEMNIFICATION

Section 7.1. Survival. The representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twenty four (24) months from the Closing Date (the “General Survival Period”); provided, that the representations and warranties in Section 3.1 (Organization and Qualification of Seller), Section 3.2 (Authority of Seller Parties), and Section 3.9 (Title, Condition and Sufficiency of Assets) shall survive for indefinitely following the Closing Date, the representations and warranties in Section 3.19 (Environmental), Section 3.21 (Taxes), and Section 3.22 (Benefit Plans) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days and there shall be no limitation on any representation and warranty the breach of which constitutes fraud. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non- breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 7.2. Indemnification By Seller Parties. Subject to the other terms and conditions of this Article VII, from and after the Closing, each Seller Party shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)          any inaccuracy in or breach of any of the representations or warranties of Seller or of such Seller Party contained in this Agreement, the other Transaction Documents or in any certificate or instrument delivered by or on behalf of a Seller Party pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date;

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller or such Seller Party pursuant to this Agreement, the other Transaction Documents or any certificate or instrument delivered by or on behalf of a Seller Party pursuant to this Agreement;

(c)          any Excluded Asset or any Excluded Liability (including any Seller Indebtedness and Seller Transaction Expenses); or

(d)          any Indemnified Taxes; or

(e)          any Third Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of Seller or any of its Affiliates (other than the Purchased Assets or Assumed Liabilities) conducted, existing or arising on or prior to the Closing Date.

Section 7.3. Indemnification By Buyer. Subject to the other terms and conditions of this Article VII, from and after the Closing Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)          any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date;

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or

(c)          any Assumed Liability.

Section 7.4.          Certain Limitations.

(a)          The Seller Parties shall not be liable to the Buyer Indemnitees for indemnification under Section 7.2(a) until the aggregate amount of all Losses in respect of indemnification under Section 7.2(a) exceeds Thirty Thousand Dollars ($30,000) (the “Basket”), in which event the Seller Parties shall be liable for all such Losses in excess of the Basket. The aggregate amount of all Losses for which the Seller Parties shall be liable pursuant to Section 7.2(a) shall not exceed the Value of the Acquired Shares (the “Cap”); provided, however, that the aggregate amount of all Losses for which the Seller Parties shall be liable pursuant to Section 7.2(a) (except in the case of fraud) shall not exceed the Purchase Price.

(b)          The Buyer Indemnitees will seek to recover on indemnification claims first from the Holdback Shares valued at the Per Share Value and, only if and to the extent such funds are insufficient, from the Seller Parties; provided, however, that the foregoing shall not preclude a Buyer Indemnitee from filing an Action against one or more Seller Parties to preserve its legal rights and remedies.

(c)          No Shareholder shall be liable to the Buyer Indemnitees for indemnification under Section 7.2(a) by reason of an inaccuracy in or breach of a representation and warranty of Seller for more than such Shareholders pro rata share of the Loss.

(d)          The amount of Losses on account of which the Seller Parties would otherwise be required to indemnify the Buyer Indemnitees shall be reduced by any insurance proceeds (net of any deductibles or co-payments and reasonable attorney’s fees and other expenses actually incurred by the Buyer Indemnitees in connection with such recovery) received by the Buyer Indemnitees from any insurance provided by any insurance company not Affiliated therewith and, for the avoidance of doubt, excluding any self-insurance, risk management program or other funds set aside by such Person in connection therewith.

Section 7.5. Indemnification Procedures. The party making a claim under this Article VII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VII is referred to as the “Indemnifying Party”.

(a)          Third Party Claims. If any Indemnified Party receives written notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof. The failure to give such reasonably prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is a Seller Party, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier, customer, licensor or licensee of the Business or by a Governmental Authority, (y) seeks an injunction or other equitable relief or criminal sanctions against the Indemnified Party, (z) involves claims for infringement of Intellectual Property or (aa) would likely, in the good faith determination of the Indemnified Party, have a material adverse effect on the Indemnified Party if the Third Party Claim is successful. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it (subject to the Indemnifying Party’s right to control the defense thereof) and the fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to or is not entitled to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim.

(b)          Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 7.5(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within twenty

(20) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer.

(c)          Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof The failure to give such reasonable prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party.

Section 7.6. Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 7.7. Exclusive Remedies. The parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud or willful misconduct on the part of a party in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VII. Nothing in this Section 7.8 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

ARTICLE VIII

TERMINATION

Section 8.1. Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by the mutual written consent of Seller and Buyer;

(b)          by Buyer by written notice to Seller if (i) Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by a Seller Party pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6.1 and such breach, inaccuracy or failure has not been cured within ten (10) days of Seller’s receipt of written notice of such breach from Buyer; or (ii) any of the conditions set forth in Section 6.1 shall not have been fulfilled by the ninetieth (90th) day hereafter, unless due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)          by Seller by written notice to Buyer if (i) no Seller Party is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6.2 and such breach, inaccuracy or failure has not been cured within ten days of Buyer’s receipt of written notice of such breach from Seller; or (ii) any of the conditions set forth in Section 6.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the ninetieth (90th) day hereafter, unless due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)          by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited, (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable or (iii) an Action shall have been commenced against any party which could prevent the Closing.

Section 8.2. Effect of Termination. In the event of the termination of this Agreement in accordance with this Article VIII, this Agreement shall forthwith become void (other than the provisions of Section 5.9, Article IX and this Article VIII) provided that nothing herein shall relieve any party from liability for any willful breach of any provision hereof.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of legal counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 9.2. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses therefor set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

To Buyer:

Guardion Health Sciences, Inc.

15150 Avenue of Science, Suite 200

San Diego, CA 92128

Attention: Michael Favish

Telephone: 858-605-9055 Ext 201

Facsimile: 858-630-5543

Email: mfavish@guardionhealth.com

with a copy to (which shall not constitute notice):

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street, 43rd Floor

Los Angeles, CA 90071

Attention: David I. Sunkin, Esq.

Telephone: (213) 617-4252

Facsimile: (213) 443-2750

Email: dsunkin@sheppardmullin.com

To Seller:

David W. Evans

4141 Jutland Drive, Suite 215

San Diego, CA 92117

Telephone: 937-548-7970

Facsimile: 937-548-2773

Email: devans@vectorvision.com

with a copy to (which shall not constitute notice):

Robert W. Hicks

600 W Broadway, Suite 700

San Diego, CA 92101

Telephone: (619) 794-4313

Facsimile: (619) 236-3413

Email: rhicks@rwhlaw.com

Section 9.3. Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b)          the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedule, Schedules, Annexes and Exhibits mean the Articles and Sections of, and Disclosure Schedule, Schedules, Annexes and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder and (aa) a party means a party to this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedule, Schedules, Annexes and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.4. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.5. Entire Agreement. This Agreement and the other Transaction Documents, constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 9.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or delegate its rights or obligations hereunder without the prior written consent of the other parties; provided, however, that Buyer shall be entitled to assign or delegate all or any part of its rights or obligations hereunder (a) to any one or more Affiliates of Buyer, (b) in connection with the sale of all or any substantial portion of the assets of Buyer or one or more Affiliates of Buyer or (c) for collateral security purposes to any lender providing financing to Buyer. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.7. No Third-Party Beneficiaries. Except with respect to the Shareholders and Guardion, as provided in Article VII or as otherwise expressly provided herein, this Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person y any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.8. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.9. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Each party irrevocably consents and submits to the personal jurisdiction and venue of the federal and state courts located in San Diego County, California and irrevocably waives any and all claims and defenses which such party might otherwise have in any action or proceeding in any of such courts based upon any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar claim or defense. The prevailing party in any action brought pursuant to the terms hereof shall be entitled to its attorneys’ fees and costs.

Section 9.10. Shareholders’ Obligations. The Shareholders’ obligations hereunder are unconditional irrespective of any circumstances which might otherwise constitute, by operation of Law, a discharge of a guarantor and it shall not be necessary for Buyer to institute, pursue or exhaust any remedies or causes of action against Seller or any other Person as a condition to the obligations of the Shareholders hereunder.

Section 9.11. Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 9.12. Independent Review. Each Party represents and warrants that such Party (i) has been represented by independent legal counsel, and it's tax, accounting and other professional advisors with respect to the negotiation and preparation of this Agreement and the other Transaction Documents, (ii) has had an adequate opportunity to make whatever investigation or inquiry that such Party may deem reasonably necessary or desirable in connection with the subject matter of this Agreement and the other Transaction Documents prior to the execution hereof and thereof, and (iii) understands the contents, implications, and consequences of this Agreement and the other Transaction Documents and has executed this Agreement and the other Transaction Documents voluntarily. If any ambiguity or question of intent or interpretation arises, then this Agreement and the other Transaction Documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement and the other Transaction Documents.

(Seller)	(Shareholder)	(Shareholder)

Section 9.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

GUARDION HEALTH SCIENCES, INC.

/Michael Favish/
Michael Favish President

VECTORVISION OCULAR HEALTH, INC.

/Michael Favish/
Michael Favish President

VECTORVISION, INC.

/David Evans/
David Evans
Chief Executive Officer

Shareholders

/David Evans/
David Evans

/Tamara Evans/
Tamara Evans

Signature Page to Asset Purchase and Reorganization Agreement

Appendix A

DEFINITIONS

The following terms have the meanings specified or referred to in this Appendix A.

“Accounts Receivable” has the meaning set forth in Section 1.1(b).

“Acquired Shares” has the meaning set forth in Section 1.5.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Assigned Contracts” has the meaning set forth in Section 1.1(g).

“Assumed Liabilities” has the meaning set forth in Section 1.3.

“Assumption Agreement” has the meaning set forth in Section 2.2(a)(ii).

“Bank One Loan” means that certain Business Credit Application and Agreement dated effective as of October 30, 1998 by and between Seller, and Shareholders, on the one hand, and Bank One, N.A., on the other hand.

“Basket” has the meaning set forth in Section 7.4(a).

“Benefit Plan” means any pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Seller for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Business or any spouse or dependent of such individual, or under which Seller has or may have any Liability.

“Board” means the Board of Directors of Guardion.

Appendix A

“Business” means the business conducted by Seller, including the development, manufacture, sales and distribution of equipment and supplies for standardized vision testing for glare, contrast sensitivity and ETDRS acuity by eye doctors and in clinical trials for practical vision evaluation and industrial vision testing.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Los Angeles, California are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Indemnitees” has the meaning set forth in Section 7.2.

“Cap” has the meaning set forth in Section 7.4(a).

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Code” has the meaning set forth in the Recitals.

“Common Stock” means the common stock of Guardion, par value $0.001 per share.

“Consulting Agreement” means that certain consulting agreement between Guardion and David Evans.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Direct Claim” has the meaning set forth in Section 7.5(c).

“Disclosure Schedule” means the Disclosure Schedule delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

“Dollars” or “$” means the lawful currency of the United States.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

Appendix A

“ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Evans” has the meaning set forth in the Preamble. “Excluded Assets” has the meaning set forth in Section 1.2.

“Excluded Liabilities” has the meaning set forth in Section 1.4.

“Financial Statements” has the meaning set forth in Section 3.4.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“General Survival Period” has the meaning set forth in Section 7.1.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Guardion” has the meaning set forth in the Preamble.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Holdback Shares” has the meaning set forth in Section 1.6.

“Indemnified Party” has the meaning set forth in Section 7.5.

“Indemnifying Party” has the meaning set forth in Section 7.5.

Appendix A

“Indemnified Tax” means mean (i) any Taxes of any Seller or any direct or indirect owner thereof; (ii) any Tax imposed on Seller with respect to any taxable period or portion thereof ending on or prior to the Closing Date; (iii) any Tax of a Person other than the Seller imposed on a controlled, combined, unitary or other group basis under Treasury Regulation 1.1502-6 or any similar provision of local, state, provincial, federal, foreign law; (iv) any Tax attributable to a breach of representation with respect to Taxes; or (v) any transfer tax for which Seller is responsible pursuant to this Agreement. For purposes of this Agreement, in order to apportion appropriately any Taxes relating to a taxable period beginning before but ending after the Closing Date, the parties hereto shall, to the extent permitted or required under applicable law, treat the Closing Date as the last day of the taxable period of the Seller for all Tax purposes. In any case where applicable law does not permit the Seller to treat the Closing Date as the last day of the Taxable period, the amount of Taxes that are allocable to the portion such period ending on and including the Closing Date shall be: in the case of Taxes imposed on a periodic basis with respect to the business or assets of the Entities (such as ad valorem and property Taxes) the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of calendar days ending on and including the Closing Date, and the denominator of which is the number of calendar days in the entire period; and (ii in the case of Taxes that are based upon or related to income, gross or net sales, payments or receipts (including any income Taxes), deemed equal to the amount that would be payable if the taxable period ended on the Closing Date.

“Insurance Policies” has the meaning set forth in Section 3.15.

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (g) semiconductor chips and mask works; (h) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and (i) all rights to any Actions of any nature available to or being pursued by Seller or Evans to the extent related to the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages.

Appendix A

“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to any Intellectual Property to which Seller or Evans is a party, beneficiary or otherwise bound.

“Intellectual Property Assets” means all Intellectual Property that is owned or licensed by Seller or Evans.

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Inventory” has the meaning set forth in Section 1.1(c).

“Knowledge of Seller” or any other similar knowledge qualification means the actual knowledge of any of the following persons, after due inquiry: David W. Evans, Tamara Evans, and Brian Wilson.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

Appendix A

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Business, (b) the value of the Purchased Assets, or (c) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; or (v) any changes in applicable Laws or accounting rules, including GAAP; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compared to other participants in the industries in which the Business operates.

“Material Contracts” has the meaning set forth in Section 3.7.

“Most Recent Balance Sheet” has the meaning set forth in Section 3.4.

“Most Recent Balance Sheet Date” has the meaning set forth in Section 3.4.

“Most Recent Financial Statements” has the meaning set forth in Section 3.4.

“Other Selling Stockholders” means persons other than Seller or the Shareholders who, by virtue of agreements with Guardion, are entitled to include their Other Shares in certain registrations hereunder.

“Other Shares” means shares of Common Stock, other than Registrable Securities, with respect to which registration rights have been granted.

“Per Share Value” means the fair market value per share for the Common Stock, as determined, in a written report, by SPH or such other qualified valuation firm chosen by Guardion, to be provided to Seller.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Liens” means (a) Liens for Taxes and other governmental charges and assessments, not yet due or which can be paid currently with no penalty; (b) mechanics’ or materialmen’s’ liens statutorily imposed or other like Liens for which adequate reserves have been established in accordance with GAAP that are included on the Most Recent Financial Statements; (c) Liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; and (d) Liens under the terms and conditions of the Bank One Loan.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Premises” has the meaning set forth in Section 2.2(a)(vi).

Appendix A

“Premises Lease” means that certain Lease Agreement between Seller and DWT Evans LLC dated February 27, 2017 for the Premises.

“Purchase Price” has the meaning set forth in Section 1.5.

“Purchased Assets” has the meaning set forth in Section 1.1.

“Qualified Public Offering” means the closing of Guardion’s first firm commitment underwritten public offering of Guardion’s Common Stock registered under the Securities Act.

“Registrable Securities” means any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

“Registration Expenses” means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Guardion and one special counsel for Seller and the Shareholders (not to exceed $35,000), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, and the compensation of regular employees of Guardion, which shall be paid in any event by Guardion.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Rule 145” means Rule 145 as promulgated by the Securities and Exchange Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Securities and Exchange Commission.

“Seller” has the meaning set forth in the Preamble.

“Seller Indebtedness” means the amount, without duplication, of the following: (i) all indebtedness or other obligations of Seller for borrowed money, whether current, short-term or long-term, secured or unsecured, including all overdrafts and negative cash balances, (ii) all indebtedness of Seller for the deferred purchase price for purchases of property or services (except any trade payable incurred in the ordinary course of business that is treated (in its entirety) as a current account payable under United States GAAP), (iii) all lease obligations of Seller under leases that have been or should be capitalized in accordance with United States GAAP, (iv) the aggregate face amount of all outstanding letters of credit issued on behalf of Seller; (v) all obligations of Seller arising under acceptance facilities; (vi) all guaranties, endorsements and other contingent obligations of Seller to purchase, to provide funds for payment, to supply funds to invest in any other entity, or otherwise to assure a creditor against loss; (vii) all obligations of Seller under any interest rate protection, foreign currency exchange, or other interest or exchange rate swap or hedging agreement or arrangement, or other derivative product; (viii) all obligations secured by an Lien upon any assets or properties of Seller; (ix) all indebtedness referred to in clauses (i) through (xv) above of any Person other than Seller that is guaranteed by Seller; and (x) accrued and unpaid interest on, and prepayment premiums, penalties or similar contractual charges arising as a result of the discharge of, any such foregoing obligation.

Appendix A

“Seller Indemnitees” has the meaning set forth in Section 7.3.

“Seller Parties” has the meaning set forth in Preamble.

“Seller Transaction Expenses” means any and all (a) legal, accounting, tax, financial advisory, environmental consultants and other professional or transaction related costs, fees and expenses incurred by Seller in connection with this Agreement or in investigating, pursuing or completing the transactions contemplated hereby (including any amounts owed to any consultants, auditors, accountants, attorneys, brokers or investment bankers), (b) payments, bonuses or severance which become due or are otherwise required to be made by Seller as a result of or in connection with the Closing, and (c) payroll, employment or other Taxes, if any, required to be paid Seller with respect to the amounts payable pursuant to this Agreement, the amounts described in clause (a) and (b).

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for Seller and the Shareholders (other than the fees and disbursements of one special counsel to Seller and the Shareholders included in Registration Expenses).

“Shareholders” has the meaning set forth in Preamble.

“SPH” means Sanli Pastore & Hill, Inc.

“Tangible Personal Property” has the meaning set forth in Section 1.1(e).

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Territory” has the meaning set forth in Section 5.6(a).

“Third Party Claim” has the meaning set forth in Section 7.5(a).

Appendix A

“Transaction Documents” means this Agreement and the other agreements, instruments and documents required to be delivered at the Closing pursuant to this Agreement.

“Union” has the meaning set forth in Section 3.20(b).

“Value of the Acquired Shares” means the Per Share Value multiplied by the Acquired Shares.

Appendix A